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Exhibit 21.1

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                            List of Subsidiaries of Belden Inc.

         Belden Wire & Cable Company                    (Incorporated in Delaware)

         Belden International, Inc.                     (Incorporated in Delaware)

         Belden Holdings, Inc.                          (Incorporated in Delaware)

         Belden Foreign Sales Corporation               (Incorporated in Barbados)

         Belden Electronics Argentina S.A.              (Incorporated in Argentina)

         Belden (Canada) Inc.                           (Incorporated in Canada)

         Belden Electronics S.a.r.l.                    (Incorporated in France)

         Belden UK Limited                              (Incorporated in the United Kingdom)

         Grupo Belden Mexicana S.A. de C.V.             (Incorporated in Mexico)

         Belden Electronics, S.A. de C.V.               (Incorporated in Mexico)

         Belden Brasil Comercial Limitada               (Incorporated in Brazil)

         Belden Pacific Finance Pty Ltd                 (Incorporated in Australia)

         Belden Australia Pty Ltd                       (Incorporated in Australia)

         Belden Superannuation Pty Ltd                  (Incorporated in Australia)

         Belden Pacific Finance Unit Trust              (Organized in Australia)

         Belden International Holdings B.V.             (Incorporated in The Netherlands)

         Belden Europe B.V.                             (Incorporated in The Netherlands)

         Belden Wire & Cable B.V.                       (Incorporated in The Netherlands)

         Belden Deutschland GmbH                        (Incorporated in Germany)

         Belden Electronics GmbH                        (Incorporated in Germany)

         MCTEC B.V.                                     (Incorporated in the Netherlands)

         Belden-EIW, GmbH                               (Incorporated in Germany)
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